EXHIBIT 21.2





                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2003


Centerior Funding Corporation - Incorporated in Delaware
Cleveland Electric Financing Trust I - Incorporated in Delaware



                            Statement of Differences
                            ------------------------

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2003, is not included in the printed document.